EXHIBIT 10.2
AMENDMENT NO. 1
Dated as of December 1, 2005
TO THE
JEFFERIES GROUP, INC.
DEFERRED COMPENSATION PLAN
As Amended and Restated as of January 1, 2003
     Pursuant to Section 8.5 of the Jefferies Group, Inc. Deferred Compensation Plan (the “DCP”), the Compensation Committee of the Board of Directors has authorized and directed that the DCP be amended to provide that, solely with respect to amounts deferred in 2001 that would be distributed as a lump sum in January 2006 and, in the case of executive officers, amounts deferred in 2001 that would be distributed in installments (together, “2001 Deferrals”), the terms of the DCP applicable to such 2001 Deferrals shall conform to 409A requirements (i.e., requirements that would permit non-grandfathered deferrals to avoid 409A tax penalties).
     These amendments to the DCP as approved shall be effective December 1, 2005, and the DCP Administrator is hereby authorized to provide to participants with 2001 Deferrals an opportunity during 2005 to elect new distribution dates for such 2001 Deferrals (which may include distributions during 2005) in accordance with 409A transition rules, and all actions of the DCP Administrator in furtherance of this are ratified and approved.
     Appropriate officers of the Company are authorized to operate the DCP in conformity with the DCP as amended hereby and, regarding deferrals other than the 2001 Deferrals, in conformity with applicable 409A grandfathering rules for pre-2005 deferrals and with applicable 409A requirements for deferrals in 2005 and later years, and to prepare such amendments to the DCP as they may deem necessary or appropriate to conform the DCP to the provisions of 409A, and such officers are directed to submit the amended Plan to the Compensation Committee of the Board of Directors for ratification before the end of 2006 (the scheduled end of the transition period under the 409A transition rules).
     The appropriate officers of the Company are further authorized to take such other steps as any of them may deem necessary or appropriate to implement these amendments to the DCP.